Exhibit 5.1

May 2, 2016

National Commerce Corporation

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to National Commerce Corporation, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus included therein (the “Base Prospectus”), being filed as of this date by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering of the following types of securities of the Company (the “Securities”): common stock, par value $0.01 per share (“Common Stock”); one or more series of preferred stock (“Preferred Stock”); one or more series of debt securities, including senior debt securities (“Senior Notes”) and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Notes, the “Debt Securities”); warrants to purchase Common Stock, Preferred Stock, Senior Notes, Subordinated Debt Securities and/or other Securities (“Warrants”); depositary shares representing fractional interests in Preferred Stock (“Depositary Shares”); subscription rights to purchase Common Stock or other Securities (“Subscription Rights”); purchase contracts relating to Common Stock, Preferred Stock and/or Depositary Shares (“Stock Purchase Contracts”); units consisting of a Stock Purchase Contract and debt obligations of the Company or third parties, including Treasury securities, securing the holders’ obligations under Stock Purchase Contracts (“Stock Purchase Units”); and units representing an interest in two or more types of Securities that are registered in the Registration Statement, including guarantees thereof (“Units”). The Securities may be issued or sold or delivered from time to time pursuant to Rule 415 under the Securities Act.

The Debt Securities will be issued under an Indenture (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”). The Warrants will be issued pursuant to a warrant agreement (a “Warrant Agreement”) between the Company and a warrant agent to be named therein. The Depositary Shares will be issued pursuant to a deposit agreement (a “Deposit Agreement”) between the Company and a depositary to be named therein (the “Depositary”). The Subscription Rights will be issued pursuant to a subscription agent agreement (a “Subscription Agent Agreement”) between the Company and a subscriber to be named therein. The Stock Purchase Contracts will be issued pursuant to a purchase contract or other instrument between the Company and a purchase contract agent to be named therein. The Stock Purchase Units will be issued pursuant to a stock purchase unit agreement (a “Stock Purchase Unit Agreement”) between the Company and a stock purchase unit agent to be named therein. The Units will be issued pursuant to a unit agreement (a “Unit Agreement”) between the Company and a unit agent to be named therein.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, but not necessarily limited to, the following: (i) the Registration Statement; (ii) the Base Prospectus; (iii) the Certificate of Incorporation of the Company, as amended and currently in effect (the “Certificate of Incorporation”); (iv) the Bylaws of the Company as currently in effect; (v) a Certificate of Good Standing issued by the Secretary of State of the State of Delaware on May 2, 2016 with respect to the Company; and (vi) the form of Indenture to be entered into between the Company and the Trustee and filed as an exhibit to the Registration Statement. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission or that we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents that we examined in printed, word processed or similar form have been filed with the Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document that we examined, except for formatting changes.

Based on the foregoing, we are of the following opinions:

1.     The Company validly exists as a corporation in good standing under the laws of the State of Delaware.

2.     When (i) the terms of the offering, issuance and sale of the Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Common Stock, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof (which consideration shall not be less than the par value thereof), assuming that the Company has reserved for issuance the requisite number of shares of Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

3.     When (i) the terms of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the terms of the offering, issuance and sale of the Preferred Stock have been duly authorized by all necessary corporate action of the Company, (iii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been executed and properly filed with the Secretary of State of the State of Delaware and (iv) the Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof (which consideration shall not be less than the par value thereof), the Preferred Stock will be validly issued, fully paid and non-assessable.

4.     When (i) the execution and delivery of supplemental indentures (“Supplemental Indentures”) to the Indenture and the Debt Securities, and the terms of the offering, issuance and sale of the Debt Securities, have been duly authorized by all necessary corporate action of the Company, (ii) a Supplemental Indenture has been duly executed and delivered by the Company and the Trustee and (iii) the Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto and in accordance with the Indenture and such Supplemental Indenture, assuming the terms of such Debt Securities are in compliance with then-applicable law, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.     When (i) the terms, execution and delivery of the Warrants and any related Warrant Agreement, and the terms of the offering, issuance and sale of the Warrants, have been duly authorized by all necessary corporate action of the Company, (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement or other contract or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.     When (i) the terms, execution and delivery of the Deposit Agreement relating to the Depositary Shares, and the terms of the offering, issuance and sale of the Depositary Shares, have been duly authorized by all necessary corporate action of the Company, (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and the Depositary, (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable and have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement or other contract or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, the Depositary Shares will entitle their holders to the rights specified in the Deposit Agreement and the Depositary Receipts, and the Depositary Receipts will be validly issued and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.     When (i) the terms, execution and delivery of the Subscription Agent Agreement relating to the Subscription Rights, and the terms of the offering, issuance and sale of the Subscription Rights, have been duly authorized by all necessary corporate action of the Company, (ii) the Subscription Agent Agreement and subscription rights certificates or other instruments evidencing the Subscription Rights (the “Subscription Rights Certificates”) have been duly authorized, executed and delivered by the parties thereto, (iii) the terms of the Subscription Rights and the Subscription Rights Certificates have been established in accordance with the applicable Subscription Agent Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Subscription Rights Certificates have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of any Subscription Agent Agreement and underwriting agreement or other contract or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, assuming that the terms of such Subscription Rights are in compliance with then-applicable law, the Subscription Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.     When (i) the terms, issuance, execution and delivery of the Stock Purchase Contracts and the terms of the offering thereof have been duly authorized by all necessary corporate action of the Company, (ii) the Stock Purchase Contracts have been duly executed and delivered by the parties thereto, (iii) the terms of the Stock Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Stock Purchase Contracts have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of any Stock Purchase Contract and underwriting agreement or other contract or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, assuming that the terms of such Stock Purchase Contracts are in compliance with then-applicable law, the Stock Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9.     When (i) the terms, issuance, execution and delivery of the Stock Purchase Units and the terms of the offering thereof have been duly authorized by all necessary corporate action of the Company, (ii) the Stock Purchase Unit Agreements have been duly executed and delivered by the parties thereto, (iii) the terms of the Stock Purchase Units have been established in accordance with the applicable Stock Purchase Unit Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Stock Purchase Units or instruments representing the Stock Purchase Units have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of any Stock Purchase Unit Agreement and underwriting agreement or other contract or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, assuming that the terms of such Stock Purchase Units are in compliance with then-applicable law, the Stock Purchase Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

10.    When (i) the terms, issuance, execution and delivery of the Units and the terms of the offering thereof have been duly authorized by all necessary corporate action of the Company, (ii) the Unit Agreements have been duly executed and delivered by the parties thereto, (iii) the terms of the Units have been established in accordance with the applicable Unit Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Units or instruments representing the Units have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of any Unit Agreement and underwriting agreement or other contract or instrument relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, assuming that the terms of such Units are in compliance with then-applicable law, the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to and may be limited by the following exceptions, limitations and qualifications: (a) the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws of general applicability relating to or affecting the rights of creditors; (b) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), whether considered in a proceeding at law or in equity; (c) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies; (d) any requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (e) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in foreign currency or composite currency. We express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction, waiver of jury trial or waiver of any usury defense, or any provision that is in the nature of an “agreement to agree.”

To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion letter that each other party under the Indenture (as supplemented by any Supplemental Indenture) for any Debt Securities, under the Warrant Agreement for any Warrants, under the Deposit Agreement for any Depositary Shares, under the Subscription Agent Agreement for any Subscription Rights, under the Stock Purchase Contract for any Stock Purchase Contracts, under the Stock Purchase Unit Agreement for any Stock Purchase Units, and under the Unit Agreement for any Units, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by the applicable agreement or instrument; that the applicable agreement or instrument has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance with all applicable laws and regulations generally and with respect to performance of its obligations under such agreement or instrument; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such agreement or instrument.

Our opinions expressed above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction. The opinions expressed in this opinion letter are strictly limited to the matters stated in this letter, and no other opinions are to be implied.

The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions set forth herein are based on the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion letter should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Maynard, Cooper & Gale, P.C.